                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 1999, with respect to the consolidated financial statements and schedules included in Pre-Effective Amendment No. 4 to the Registration Statement (Form S-3 No. 333-70871) and related Prospectus of Global TeleSystems Group, Inc. dated on or about April 16, 1999.



                                            /s/  Ernst & Young LLP



Vienna, Virginia


April 14, 1999